Exhibit 23.3

Consent of Independent Auditors

We consent to the use in this Registration Statement on Form S-4 of DelMar Pharmaceuticals, Inc. of our report dated April 9, 2020 relating to the consolidated financial statements of Adgero Biopharmaceuticals Holdings, Inc. and Subsidiary, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

June 16, 2020